Exhibit 99.1

Sutor Technology Group Limited Receives Nasdaq Notification of Non-compliance with Minimum Bid Price Rule

CHANGSHU, China, August 12, 2014 - Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR), a leading China-based manufacturer and distributor of high-end fine finished steel products used by a variety of downstream applications, today announced that on August 8, 2014 it received a letter from the staff of the Listing Qualification of the NASDAQ Stock Market LLC (the "Staff"), indicating that the Company is not in compliance with the $1.00 minimum closing bid price requirement under the NASDAQ Listing Rules (the “Listing Rules”).

The Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share. If a NASDAQ-listed company trades below the minimum bid price requirement for 30 consecutive business days, it will be notified of the deficiency. Based upon the Staff's review, the Company no longer meets this requirement. However, the Listing Rules provide the Company with a compliance period of 180 calendar days, or until February 4, 2015 in which to regain compliance with this requirement.

To regain compliance with the minimum bid price requirement, the Company must have a closing bid price of $1.00 per share or more for a minimum of ten consecutive business days during this compliance period.

In the event that the Company does not regain compliance within this period, it may be eligible for additional time to regain compliance by satisfying certain requirements. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff will notify the Company that its securities will be delisted from the NASDAQ Capital Market. However, the Company may still appeal the Staff's determination to delist its securities to a Hearing Panel. During any appeal process, the Company's common stock would continue to trade on the NASDAQ Capital Market.

The NASDAQ notification letter has no immediate effect on the listing or trading of the Company's common stock on the NASDAQ Capital Market. The Company is currently looking at all of the options available with respect to regaining such compliance.

About Sutor Technology Group Limited

Sutor is one of the leading China-based manufacturers and distributors of high-end fine finished steel products used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and other risks mentioned in our other reports filed with the Securities and Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Investor Relations
Sutor Technology Group Limited
Tel: +86-512-5268-0988

Email: investor_relations@sutorcn.com